Exhibit 10.12

EXECUTION VERSION

SUNSHINE SILVER MINING & REFINING COMPANY
EXECUTIVE AGREEMENT

THIS EXECUTIVE AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2026 (the “Effective Date”), by and between Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), and Heather White (“Executive”).  All capitalized terms used but not defined in this Agreement shall have the meaning attributed to them in the Consulting Agreement (as defined below).

WHEREAS, Executive, through White Mining Consulting Inc. (the “Consultant”), an Ontario corporation wholly-owned by Executive, has entered into that certain Amended and Restated Consulting Services Agreement with the Company dated of even date herewith (the “Consulting Agreement”), pursuant to which the Consultant shall cause Executive to provide the Principal Services; and

WHEREAS, Executive agrees to provide the Principal Services pursuant to the terms of the Consulting Agreement and this Agreement effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             SERVICES AND DUTIES

(a)        Position and Reporting; Location.  Subject to Section 2 hereof, Executive shall, pursuant to the terms of the Consulting Agreement and this Agreement, continue to provide the Principal Services and shall report to the Company’s Board of Directors (the “Board”).  Executive shall primarily provide the Services (as defined below) from Executive’s residence, although Executive understands and agrees that Executive may be required to travel from time to time to the Company’s offices in Kellogg, Idaho and otherwise for business reasons.

(b)         Duties and Responsibilities.  During the term of Executive’s Services to the Company under the Consulting Agreement and this Agreement (the “Services”), Executive shall have such duties, responsibilities and authority as are normally associated with Executive’s position, together with such additional duties, commensurate with Executive’s position, as may be assigned to Executive from time to time by the Board.  Executive shall perform the Services faithfully and to the best of Executive’s ability, and in compliance with all of the Company’s policies, as such policies may be amended from time to time in the sole discretion of the Company.  Executive shall devote all of Executive’s business time and best efforts to the performance of Executive’s Services for the Company and shall not engage in any other business, profession or occupation for compensation that is undisclosed to the Company or conflicts with Executive’s duties under this Agreement.  Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) participating in trade associations or industry organizations which are related to the business of the Company or engaging in activities for charitable, civic or political organizations (including serving as a member of the board of such organization), (ii) engaging in personal investment activities for Executive and Executive’s family that do not give rise to any conflicts of interest with the Company or its “Subsidiaries” (as defined below) or affiliates, or (iii) subject to the prior approval of the Board, which shall not be unreasonably withheld, serving as a member of the board of directors of any for-profit entity that does not give rise to any conflict of interests with the Company or its Subsidiaries or affiliates, in each case, so long as the activities in (i), (ii), and (iii) above do not interfere, individually or in the aggregate, with the performance of Executive’s Services hereunder and do not materially breach Section 5 hereof.

2.             TERM.  Executive’s Services to the Company under the terms and conditions of the Consulting Agreement and this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the terms and conditions of Section 4 of this Agreement.

3.           COMPENSATION.  During the term of this Agreement, Executive, through White Mining Consulting Inc., shall be entitled to the compensation set forth in the Consulting Agreement and shall not receive any other compensation under this Agreement, except as set forth in Section 4.

4.            TERMINATION. Executive’s Services to the Company will terminate at the earliest to occur of the following: (i) the date on which the Company provides notice to Executive of termination for “Disability” (as defined below); (ii) the date of Executive’s death; (iii) if the Services are terminated by the Company for “Cause” (as defined below) or by Executive with “Good Reason” (each as defined below), the date any applicable cure period expires without the event being cured and, if there is no applicable cure period, the date on which the Company or Executive, as applicable, provides notice to the other party of such termination; (iv) the date which is thirty (30) days following the date on which the Company provides notice to Executive of termination without Cause (or such shorter period as the Company may determine in its sole discretion, subject to applicable law); or (v) the date which is thirty (30) days following the date on which Executive provides notice to the Company of Executive’s termination of the Services without Good Reason.  If the Company or Executive gives notice to terminate the Services, the Company may in the notice period, in its absolute discretion and subject to the Company continuing to pay or provide, as applicable, all Fees under the Consulting Agreement, require Executive (i) to perform only such Services as it may request of Executive; (ii) to refrain from having any contact with suppliers or employees of the Company; and (iii) to refrain from attending any premises of the Company.  Executive agrees that during the notice period the Company may appoint another person to perform Executive’s responsibilities jointly and require Executive to provide such transitional services as may be reasonably required and that such action shall not constitute grounds for Executive to resign for Good Reason.

(a)       For Cause Termination or Voluntary Resignation by Executive Without Good Reason.  If the Services are terminated by the Company for Cause or if Executive terminates the Services without Good Reason, neither the Consultant nor Executive shall be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Base Fee (payable as provided in Schedule A to the Consulting Agreement); (ii) reimbursement for any business expenses properly incurred by the Consultant and/or Executive prior to the date of termination of the Services in accordance with Schedule A to the Consulting Agreement; (iii) any accrued Additional Fee to which the Consultant may be entitled under Schedule A to the Consulting Agreement; and (iv) with respect to termination of the Services without Good Reason, an amount in cash equal to any earned Annual Bonus Fee payable to the Consultant in respect of any previously completed calendar year in accordance with Exhibit B to the Consulting Agreement but unpaid as of the date of termination, payable on the same date on which annual bonuses are paid to similarly situated executives of the Company generally in respect of such year (collectively, the “Accrued Fees”).  For the avoidance of doubt, any Equity Awards shall be treated as provided in the applicable Equity Plan and award agreement governing such awards.

(b)        Termination by the Company without Cause or by Executive for Good Reason and not in Connection with a Change of Control; or Disability.  In the event that the Services are terminated by the Company without Cause or Executive terminates the Services for Good Reason, in each case, at any time other than during the CIC Protective Period (as defined below) or as a result of Executive’s Disability, then Executive will be entitled to receive the Accrued Benefits, and if (x) Executive timely executes a release of claims in a form provided by the Company (the “Release”), and the applicable revocation period with respect to the Release expires following the date of termination and (y) Executive (individually and through the Consultant) does not breach the restrictive covenants set forth in Section 5 hereof, then Executive will receive the following:

(i)        a lump sum cash payment equal to (x) the Non-CIC Severance Multiple (as defined below) multiplied by (y) the sum of (A) Base Fee and (B) Target Bonus Fee, in each case, as then in effect on the date of Executive’s separation from service, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable;

(ii)      a lump sum cash payment equal to eighteen (18) months of Additional Monthly Fees, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable; and

(iii)       the following treatment with respect to any then-outstanding and unvested Equity Awards held by Executive: (A) vesting of any time-based Equity Awards (or portions thereof) that is scheduled to vest during the twelve (12)-month period immediately following Executive’s Service termination date and (B) any performance-based Equity Awards shall be treated in accordance with the applicable award agreement governing such awards.

(c)        Termination by the Company without Cause or by Executive for Good Reason in Connection with a Change of Control.  If, during the six (6)-month period immediately prior to (or otherwise in connection with or in anticipation of a Change of Control (as defined below)), on or during the twenty-four (24)-month period immediately following, a Change of Control (such period, the “CIC Protective Period”), then Executive will be entitled to receive the Accrued Benefits, and if (x) Executive timely executes the Release and (y) Executive (individually and through the Consultant) does not breach the restrictive covenants set forth in Section 5 hereof, then Executive will receive the following severance benefits from the Company in lieu of the benefits described in Section 4(b) above:

(i)        a lump sum cash payment equal to (x) the CIC Severance Multiple (as defined below) multiplied by (y) the sum of (A) Base Fee and (B) Target Bonus Fee, in each case, as then in effect on the date of Executive’s separation from service, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable;

(ii)      a pro-rated Target Bonus Fee for the year in which Executive terminates Executive’s Services (with the pro-ration determined based on the number of days of Executive’s Services to the Company during the year of termination) (the “Pro-Rated Target Bonus Fee”), payable within ten (10) business days following the date the Release becomes effective and irrevocable;

(iii)      a lump sum cash payment equal to eighteen (18) months of Additional Monthly Fees, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable; and

(iv)       the following treatment with respect to any then-outstanding and unvested Equity Awards held by Executive: (A) all unvested time-based Equity Awards held by Executive will immediately vest and (B) any performance-based Equity Awards shall be treated in accordance with the applicable award agreement governing such awards.

(d)           Termination due to Death.  In the event that the Services are terminated by the Company as a result of Executive’s Death, then Executive will be entitled to receive the Accrued Benefits and the Pro-Rated Target Bonus Fee (payable within thirty (30) days of Executive’s death).

(e)            Definitions.  For purposes of this Agreement:

“Cause” shall mean and be limited to the following (in each case, other than due to death or Disability): (i) Executive materially breaches this Agreement or any other material agreement between Executive and the Company or any of its affiliates or a material breach of any confidentiality, non-solicitation, non-competition, non-disparagement or other restrictive covenant by which Executive is bound; (ii) Executive commits an act or omission constituting gross negligence, willful misconduct, dishonesty, embezzlement or fraud in the performance of the Services for the Company or other materially dishonest or unlawful conduct that would be reasonably expected to impair or injure the reputation of the Company or any of its affiliates; (iii) Executive’s conviction of, or entry by Executive of a plea of guilty or no contest to, any felony, or crime involving fraud, dishonesty, or moral turpitude, or crime relating to the Company Group (as defined below); (iv) Executive has materially violated the Company’s written policies or codes of conduct, rules or regulations, including policies related to workplace violence and abusive conduct, discrimination, harassment (sexual or otherwise), retaliation and the performance of illegal or unethical activities; or (v) Executive’s use or abuse of any substance has materially adversely affected Executive’s performance of the Services or the Company’s business or reputation.

“Change of Control” means consummation of (i) any merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than a majority of the aggregate voting power represented by the issued and outstanding voting securities in the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions in which a person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the United States Securities Exchange Act of 1934, as amended, or any successor provisions thereto acquires greater than a majority of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the Company; or (iii) a sale or other disposition of all or substantially all of the assets of the Company; provided that in no event will a Change of Control include any of the following transactions: (A) any consolidation, merger or similar transaction effected exclusively to change the domicile of the Company; (B) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes or any indebtedness or equity securities of the Company are canceled or converted or a combination thereof, including, without limitation, an initial public offering or other offering of the Company’s capital stock; (C) any acquisition of such voting power by an individual or entity that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the Company; or (D) any transaction where a majority of the aggregate voting power represented by the issued and outstanding voting securities of the Company, the surviving parent entity or the entity to which all or substantially all of the Company’s assets are transferred in the transaction or series of transactions is Controlled directly or indirectly by one or more Kaplan Parties.  The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Agreement.

“CIC Severance Multiple” means 2.0.

“Confidential Information” means any information or data, in whatever form (tangible or intangible), related to the Company’s or its affiliates’ or Subsidiaries’ business that Executive acquires or gains access to in the course of Executive’s provision of the Services to the Company that the Company or applicable affiliate or Subsidiary has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means.  By way of example and not limitation, Confidential Information is understood to include: (i) geological, geophysical, geochemical, metallurgical, environmental, and hydrogeological data, including drill results, assays, sampling data, core logs, maps, models, interpretations, and technical reports (whether preliminary or final); (ii) information relating to mineral properties, exploration targets, mineral resources or reserves, mine planning, development strategies, production processes, and operational methods; (iii) business, financial, and commercial information, including budgets, forecasts, financing plans, capital structure, valuations, acquisition or divestiture opportunities, joint venture terms, royalty arrangements, and marketing strategies; (iv) information relating to permitting, regulatory filings, environmental compliance, land tenure, surface or mineral rights, Indigenous or community relations, and negotiations with governments or regulatory authorities; (v) information relating to the Company’s affiliates, officers, directors, employees, consultants, and contractors, suppliers, including compensation arrangements and organizational information; (vi) trade secrets, proprietary know-how, methodologies, software, technical processes, and data compilations developed or used by the Company; and (vii) any other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which such information is known or used.  Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means.

“Control” (including its correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”) means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the beneficial ownership of voting securities, by contract or otherwise.

“Disability” means, as determined by the Company in good faith, Executive is unable, due to physical or mental incapacity, to perform the Services for a period of either (A) 90 consecutive days or (B) 180 days in any 365 day period or as determined pursuant to the terms of the long-term disability plan maintained by the Company.

“Good Reason” means the occurrence, without the express prior written consent of Executive, of any of the following circumstances: (i) any material reduction in the Base Fee; (ii)  the relocation of Executive’s principal office at the Company to a location outside a fifty (50)-kilometers or thirty (30)-mile radius from Executive’s present principal office location with the Company and the Executive is required to report to such new location on a regular basis; (iii) Executive is assigned duties or responsibilities that are materially and significantly reduced with respect to the scope or nature of Executive’s duties and/or responsibilities immediately prior to such assignment; or (iv) any material breach by the Company of this Agreement.  Notwithstanding the foregoing, in no event will the occurrence of any such condition constitute Good Reason unless (1) Executive provides notice to the Company of the existence of the condition giving rise to Good Reason within thirty (30) days following Executive’s knowledge of its existence, (2) the Company fails to cure such condition within thirty (30) days following the date of such notice and (3) Executive terminates the Services within fifteen (15) days of the earlier to occur of (x) the lapse of the cure period and (y) receipt of written notice of the Company’s intent not to cure.

“Kaplan Party” means (i) Thomas S. Kaplan or Daphne Recanati Kaplan; (ii) any spouse, parent, sibling or descendant (including by adoption) of either of the persons referred to in clause (i) above; (iii) any trust created for the benefit of any of the persons described in clauses (i) or (ii) above or any trust for the benefit of such trust; or (iv) any person Controlled by one or more of the persons referred to in clauses (i), (ii) or (iii) above.

“Look Back Period” means the last two (2) years of Executive’s provision of the Services or such shorter period of time as Executive was actually engaged to provide the Services to the Company or its Subsidiaries.

“Non-CIC Severance Multiple” means 2.0.

“Subsidiary” means a corporation that is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Territory” means: those states and counties in which the Company is engaged in mining, milling or refining operations (or actively planning to engage in mining, milling or refining operations in the near term) (including state and state-equivalents and county and county-equivalents therein) at the time Executive’s Services to the Company end and/or about which Executive was provided access to Confidential Information during the Look Back Period.

(f)       Resignation as Officer or Director.  Upon termination of Executive’s Services to the Company for any reason, unless requested otherwise by the Company, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company or any of its Subsidiaries.  Executive’s execution of this Agreement shall be deemed the grant by Executive to the officers of the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

(g)     Payment Directions.  If mutually agreed between the Company and Executive, any cash severance payments payable under this Section 4 may be paid to the Consultant, and Executive acknowledges and agrees that the Company’s payment to the Consultant shall constitute full and complete satisfaction of the Company’s obligations to Executive with respect thereto.

5.            EXECUTIVE COVENANTS. Executive understands the Company has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, referral sources, vendors, suppliers, investors and equity and financing sources, goodwill, and confidential and proprietary business information and trade secrets, which the Company and its subsidiaries and affiliates have the right to protect in order to safeguard their legitimate business interests.  Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Company’s or its Subsidiaries’ or affiliates’ Confidential Information would be highly detrimental to their business interests in that serious and substantial loss of business and pecuniary damages would result therefrom.  Executive also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of Executive with those of the Company’s stockholders and to ensure that Executive does not engage in activity detrimental to the interests of the Company’s stockholders if Executive is going to be allowed the opportunity to participate in the financial rewards that result from this Agreement.  In addition, Executive acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to Executive because during the period of Executive’s provision of the Services to the Company or any Subsidiary or affiliate, Executive shall have access to the Company’s or its Subsidiaries’ or affiliates’ Confidential Information and will meet and develop such relationships and goodwill.  Executive accordingly agrees to comply with the provisions of this Section 5 as a condition of the provision of the Services to the Company and the compensation and benefits provided for in the Consulting Agreement and this Agreement.  Executive acknowledges and agrees not to contest or dispute the Company’s position that the prohibition of unfair competition provided for in this Section 5 is inextricably connected to and part of the Company’s governance of its internal affairs and relates directly to the interests of the Company’s stockholders.  Nothing contained in this Section 5 shall limit any common law, statutory or provincial obligation that Executive may have to the Company or any Subsidiary or affiliate.  For purposes of this Section 5, the “Company Group” refers to the Company and any incorporated or unincorporated parent entity or Subsidiary, including any entity which engages Executive for the Services as a result of any reorganization or restructuring of the Company for any reason.  The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the Services (which termination shall not be considered a termination for any purposes of this Agreement or otherwise) in connection with an invitation from a parent or Subsidiary of the Company to engage Executive for the Services with such parent or Subsidiary in which case the terms and conditions hereof shall apply to Executive’s consulting relationship with such entity mutatis mutandis.

(a)         Avoidance of Competition and Other Detrimental Acts During the Services.  Executive agrees that during the period of Executive’s provision of the Services to the Company or other member of the Company Group, Executive will comply with each of the following restrictions and obligations:

(i)        Executive will comply at all times with Executive’s duty of loyalty to the Company Group as an employee or agent of the Company placed in a position of special trust and confidence.  This duty shall be understood to include, but not be limited to, (1) an obligation not to engage or participate in the business of a Competing Business (as defined below in Section 5(b)), or become employed with a Competing Business as an employee, owner, member, partner, consultant, director, or otherwise, without the express written consent of the Company or applicable member of the Company Group, provided that nothing herein prohibits the passive ownership of up to five percent (5%) of the issued and outstanding shares of any corporation or entity publicly traded on a national securities exchange, so long as Executive has no active participation in the business of such corporation or entity, (2) an obligation not to interfere with or otherwise knowingly cause harm to the Company Group’s ongoing or prospective business relationship with a Company Group employee, consultant, or individual providing services as an independent contractor, or a supplier, distributor, vendor, customer, or other person or entity that does business with the Company Group or that the Company Group has a reasonable expectation of doing business with, and (3) an obligation to inform the Company Group of business opportunities that fall within the Company Group’s line of business and not pursue them for personal gain separate from the Company Group without the Company’s or applicable member of the Company Group’s express written consent in advance, or otherwise participate in any conduct or relationship that creates a conflict of interest in violation of Company Group policies; and

(ii)       Executive will not knowingly participate in or pursue activities that harm the value of the Company Group’s Intellectual Property and will honor all agreements with the Company Group concerning the ownership and protection of Intellectual Property.

(b)          Non-competition.  Executive agrees that during the period of Executive’s provision of the Services to the Company or other member of the Company Group and for the one (1) year period immediately following the termination of the Services for any reason or for no reason (the “Restricted Period”), Executive shall not directly or indirectly, serve in an executive or management level role with, or provide business, strategic, sales, financial, operational or technical advice or services, to any business that is a Competing Business.  For purposes of this Section 5, “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) engaged in the business of mining, milling, refining and selling silver (the “Business”) in the Territory.  Notwithstanding the foregoing, this Section 5(b) shall not apply to the performance of services for any enterprise to the extent such services are restricted solely to one or more distinct portions of the operations and businesses of such entity and such distinct portions are not engaged in the Business, and Executive does not have any discussions with, or participate in, the governance, strategy, development, management or operations of such business segments that engage in the Business.

(c)        Solicitation of Employees, Customers, Referral Sources, Vendors, Etc. Executive agrees that during the Restricted Period, Executive shall not, directly or indirectly, jointly or individually, on Executive’s own behalf or on behalf of or in assistance to any individual, person or entity:

(i)      (x) solicit, or attempt to solicit, any “Covered Employee” (as defined below) for employment or service with any entity other than those entities comprising the Company Group; or (y) recruit or facilitate the hire, or attempt to recruit or facilitate the hire, of any Covered Employee or otherwise induce or encourage any Covered Employee to terminate or sever his, her, or its employment or other relationship with the Company Group or any of its successors or assigns; or

(ii)       (x) solicit business from any “Covered Person” (as defined below) in connection with, on behalf of or for the benefit of a Competing Business; or (y) otherwise induce or encourage any Covered Person to terminate, change, or reduce his, her, or its relationship with the Company Group or any of its successors or assigns for any reason.

Notwithstanding the foregoing, a general advertisement or solicitation for employment that is not targeted and that does not have the effect of being targeted to any Covered Employee or Covered Person shall not, by itself, be deemed to be a violation of the restrictions on solicitation contained in this Section 5(c).  For purposes of this Section 5(c), “Covered Employee” shall mean any officer, director, employee, or agent who is employed by the Company Group or any of its successors or assigns or was so employed or engaged at any time during the twelve (12) months prior to the termination of Executive’s Services and with whom Executive had contact or about whom Executive learned Confidential Information; provided, however, that any such individual who has ceased to be employed by or engaged with the Company Group for a period of at least six (6) months shall no longer be deemed a Covered Employee.  “Covered Person” shall mean any: (i) customers of the Company Group or any of its successors or assigns with whom or which Executive had actual contact, or whose accounts Executive managed or worked on, or for whom or which Executive used or developed Confidential Information; and (ii) referral sources, vendors, suppliers, investors, equity or financing sources, or consultants of the Company Group or any of its successors or assigns.

(d)        Non-Disparagement.  Executive agrees that during the period of Executive’s provision of the Services to the Company or other member of the Company Group, and any time thereafter, Executive will not make or issue, or procure any third-party to make or issue, any written or oral statement or press release to any third party (including, but not limited to, any current or former officer, director, manager, member, employee or other service provider of the Company Group) that is disparaging of, or defamatory, libelous or slanderous of the Company Group.  The obligations of Executive under this Section 5(d) shall not apply to “Protected Conduct” (as defined below in Section 5(e)(vi)(B)).

(e)           Confidentiality.

(i)       All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Company Group shall belong to the Company or applicable member of the Company Group and shall be given up to the Company or applicable member of the Company Group whenever the Company or applicable member of the Company Group requires Executive to do so, other than documents pertaining to Executive’s individual compensation (such as pay stubs and benefit plan booklets).  Subject to Section 5(e)(vi), Executive agrees that Executive shall not at any time during the term of Executive’s provision of the Services to the Company or other member of the Company Group, or at any time thereafter, without the Board’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will Executive use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of the Services for the Company or other member of the Company Group.

(ii)     Executive hereby confirms that all Confidential Information constitutes the Company’s or applicable member of the Company Group’s exclusive property, and that all of the restrictions on Executive’s activities contained in this Agreement and such other nondisclosure policies of the Company Group are required for the Company Group’s reasonable protection.  Confidential Information shall not include any information that is (A) publicly available or has otherwise been disclosed to the public not in violation of this Agreement, (B) already known by Executive without any obligation of confidentiality to any member of the Company Group or a third party, (C) independently developed by Executive without any reference to, or use of, Confidential Information, or (D) subsequently disclosed to Executive by a third party who is legally entitled to disclose Confidential Information and such disclosure does not violate any obligation of confidentiality to any member of the Company Group.  This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with any member of the Company Group.  Notwithstanding the foregoing, the restrictions provided for in this Section 5(e) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in Executive’s trade or profession that is not specific to the particular business matters of the Company Group (such as its business transactions, customers, clients, or employees).

(iii)      Executive agrees, promptly upon the request of the Company or applicable member of the Company Group, and in any event promptly upon the termination of Executive’s Services to the Company or other member of the Company Group, at the Company’s or applicable member of the Company Group’s request, to return to the Company or applicable member of the Company Group or, at the direction of the Company or applicable member of the Company Group, destroy, and certify as to such destruction, all of the Company’s or applicable member of the Company Group’s material and Confidential Information and Inventions (as defined below in Section 5(e)(iv)) (including, but not limited to, writings, correspondence, e-mails, notes, drafts, records, invoices, technical and business policies and computer programs, files and disks) and reproductions thereof in Executive’s possession or control, including, without limitation, any copies of such material that may reside on any cloud account or offline storage device under Executive’s control, any computer Executive owns or otherwise controls or on any computer server used to provide an e-mail mail box to which Executive has access pursuant to any Internet or electronic mail service to which Executive subscribes.

(iv)       Executive shall promptly upon request of the Company or another member of the Company Group disclose to the Company in writing any and all work product, artistic works, formulas, designs, methods, processes, computer software programs (whether in source code, object code or other form, and including all related documentation), algorithms, models, patterns, techniques, databases and data collections (including data residing therein), Confidential Information, and any and all Intellectual Property relating to the business of the Company Group which are created, authored, composed, invented, discovered, performed, perfected, or first reduced to practice by Executive (either solely or jointly with others) during Executive’s provision of the Services to a member of the Company Group (“Inventions”).  Executive’s obligation relative to the disclosure to the Company or applicable member of the Company Group of such Inventions anticipated in this Section 5(e) shall continue beyond the termination of Executive’s Services and Executive shall, at the Company’s or applicable member of the Company Group’s expense, give the Company or applicable member of the Company Group all assistance it reasonably requires to perfect, protect and use its right to the Inventions.  “Intellectual Property” means, in any jurisdiction throughout the world, any and all (A) copyrightable works of authorship, (B) trademarks, service marks, logos and domain names, and all goodwill associated therewith, (C) trade secrets, (D) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, and (E) all rights in software, including all database rights.

(v)        Attached as Exhibit A is a list of any work product, artistic works, works of authorship, formulas, designs, methods, processes, computer software programs (whether in source code, object code or other form, and including all related documentation), algorithms, models, patterns, techniques, databases and data collections (including data residing therein), and any and all Intellectual Property that Executive has created, authored, composed, invented, discovered, performed, perfected, or first reduced to practice prior to the date of Executive’s provision of the Services to any member of the Company Group and which relate to the business of the Company Group (“Prior Inventions”) and which are not assigned to a member of the Company Group by this Agreement.  If there is no such Exhibit A attached or if there is nothing listed on it, Executive represents that there are no such Prior Inventions.  Executive agrees not to incorporate Prior Inventions into any product or system or other part of the Company Group’s operations, and to the extent any such Prior Invention becomes so incorporated, Executive hereby grants to the Company a non-exclusive, fully paid-up, irrevocable, transferable, worldwide license to use and have used (including in manufacture, development, research, sale, offer for sale, importation, export and distribution of) such Prior Invention in any product or system or other aspect of the Company Group’s operations into which such Prior Invention becomes incorporated during the time of Executive’s provision of Services and for any and all improvements of such product, system or other operation.

(vi)         Permitted Disclosures.

A.      DTSA Notice: Pursuant to 18 U.S.C. § 1833(b), Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company Group that (1) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Executive files a lawsuit for retaliation by a member of the Company or any Subsidiary or affiliate for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, provided Executive (y) files any document containing the trade secret under seal, and (z) does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

B.       Protected Conduct: Nothing in this Agreement (including Sections 5(d) or 5(e)) or any other agreement Executive may have with any member of the Company Group shall prohibit or restrict Executive from (1) voluntarily communicating with an attorney retained by Executive; (2) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or any other state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company or applicable Subsidiary or affiliate, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (3) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (4) disclosing any information (including confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request (with advance notice to the Company or applicable member of the Company Group prior to any such disclosure to the extent legally permitted); (5) filing or disclosing any facts necessary to receive any public benefits to which Executive is entitled; or (6) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company or any member of the Company Group (collectively referred to as “Protected Conduct”).  Further, nothing requires notice to or approval from the Company or applicable member of the Company Group before engaging in such Protected Conduct.

(f)            Enforcement.

(i)       Executive acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Company Group.

(ii)         Executive acknowledges that a breach of Executive’s obligations under this Section 5 may result in irreparable and continuing damage to the Company Group for which there is no adequate remedy at law.

(iii)       Executive acknowledges that Executive’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent Executive from earning a living and will not cause any undue hardship upon Executive.  Further, Executive acknowledges that the compensation and benefits Executive receives under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 5 immediately binding and enforceable against them.

(iv)        In the event of the violation by Executive of any of the covenants contained in this Section 5 the terms of each such covenant so violated shall be automatically extended from the date on which Executive permanently ceases such violation for a period equal to the period in which Executive was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later; provided, however, this extension of time shall be capped, except as to violations of Section 5(d) hereof, so that the extension of time does not exceed two (2) years from the date Executive’s Services ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.

(v)       Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by Executive to the Company and/or any member of the Company Group.  Further, should Executive be subject to an agreement with any member of the Company Group containing confidentiality, non-solicitation, and/or non-competition provisions, the restrictive covenants in this Agreement shall supplement (rather than supersede) the covenants in such other agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect.  The existence of any claim or cause of action by Executive against the Company and/or any other member of the Company Group, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or the applicable member of the Company Group of any restrictive covenant contained in this Agreement.

(g)           Remedies.

(i)          It is intended that, in view of the nature of the Company Group’s business, the restrictions contained in this Section 5 are considered reasonable and necessary to protect the Company Group’s legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Company Group.  In the event of a material breach (a “Covenant Breach”) or threatened Covenant Breach by Executive of any provision contained this Section 5, Executive agrees that the Company or other applicable member of the Company Group may (i) cease or withhold payment to Executive of any severance payments described in Section 4, for which Executive otherwise qualifies under such Section 4, and (ii) seek to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction in aid of arbitration, to prevent or otherwise restrain a breach of this Agreement, without the necessity of proving damages, posting a bond or other security.  The existence of any claim or cause of action of Executive against the Company or any other member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or other applicable member of the Company Group of said covenants.  Nothing contained herein shall be construed as prohibiting the Company or other applicable member of the Company Group from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement.

(ii)        In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, the prevailing party shall recover from the other party all reasonable attorneys’ fees and costs incurred by such prevailing party in connection therewith.

(h)         Company Inventions.  Executive acknowledges and agrees that, as between Executive and the Company, all Works (as defined below) conceived, created, or reduced to practice by Executive, alone or jointly with others, during Executive’s provision of the Services shall to the fullest extent permissible by law be solely and exclusively owned by the Company or other applicable member of the Company Group.  For clarity, all Works that are protectable by copyright shall be deemed a “work made for hire” under the U.S. Copyright Act, as amended, and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and all right, title and interest there in will vest in the Company or other applicable member of the Company Group from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Executive or the Company or other applicable member of the Company Group.  If any such Works or portions thereof shall not be legally qualified as a work made for hire in the United States, or shall subsequently be held to not be a work made for hire by operation of law or do not already vest in the Company or other applicable member of the Company Group by virtue of its engagement of Executive as a consultant, Executive hereby, as of the date such Work was created, irrevocably assigns, transfers and conveys to the Company all of Executive’s right, title and interest throughout the world, in and to such Works.  In addition to the foregoing assignment of Works to Company, Executive hereby, as of the date such Work was created, irrevocably assigns, transfers and conveys to the Company any and all moral rights and rights of attribution that Executive may have in or with respect to such Works and forever waives and agrees never to assert any and all moral rights and rights of attributions Executive may have with respect to any Works, even after termination of Executive’s Services.  If Executive has any rights to any Works that cannot be assigned or waived, Executive hereby, as of the date such Work was created, grants to Company an irrevocable, perpetual, fully paid-up, royalty-free, exclusive, transferable, sublicensable, worldwide and unlimited license with respect to any such rights.  Executive will not engage in any unauthorized publication or use of such Works, nor will Executive use same to compete with or otherwise cause damage to the business interests of the Company Group.  “Works” means all Inventions and all Intellectual Property associated therewith that (A) are developed by Executive using equipment, supplies, facilities or trade secrets of a member of the Company Group, (B) result from work performed by Executive for a member of the Company Group, or (C) relate to the business of the Company Group or actual or demonstrably anticipated research and development of a member of the Company Group.  Executive acknowledges and agrees that there may be future rights that the Company or a member of the Company Group may otherwise become entitled to with respect to the Works that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the world exploiting current or future technology yet to be developed, and Executive specifically intends the assignment of rights to the Company set forth herein to include all such now known or unknown uses, media and forms of exploitation throughout the world.

6.           COMPLIANCE WITH APPLICABLE LAW AND POLICIES. Executive will comply with all Applicable Laws (as defined below) generally applicable to the Company or any of its Subsidiaries or affiliates and their respective employees, directors and officers.  In addition, Executive shall perform all the Services in accordance with Applicable Laws and the Company’s policies, procedures and rules as such are amended from time to time.  “Applicable Laws” means collectively all federal, state and local laws, statutes, ordinances, codes, regulations, rules, requirements, guidelines, court rulings, orders or determinations of all governmental authorities applicable to the performance of Executive’s Services.

7.          ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors, administrators and successors; provided that the services provided by Executive under this Agreement are of a personal nature, and rights and obligations of Executive under this Agreement shall not be assignable or delegable, except for any death payments otherwise due Executive, which shall be payable to the estate of Executive.  The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company’s Subsidiaries, affiliates or parent corporations; provided that such Subsidiary, affiliate or parent corporation directly or indirectly owns all or substantially all of the Company’s consolidated assets, or to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

8.             GENERAL.

(a)          Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one (1) business day following personal delivery, or the third (3rd) business day after mailing by first class mail to the recipient at the address indicated below:

To the Company:
Silver Opportunity Partners LLC
2209 Big Creek Drive
Kellogg, ID 83837
Attention:	André van Niekerk
Chief Financial Officer
Telephone:	647 449-3521
Email:	avanniekerk@silveropp.com

With a copy to:

Silver Opportunity Partners LLC
2209 Big Creek Drive
Kellogg, ID 83837
Attention:	Michelle Shepston
General Counsel
Telephone:	303 250 6095
Email:	mshepston@silveropp.com

To Executive:

At the address shown in Section 6 of the Consulting Agreement or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

(b)         Severability.  Any provision of this Agreement which is deemed by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal or unenforceable by a court of competent jurisdiction because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

(c)         Entire Agreement.  This Agreement (including any Exhibits), together with the Consulting Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

(d)        Counterparts.  This Agreement may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same Agreement.  A faxed or .pdf-ed signature shall operate the same as an original signature.

(e)       Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the parties hereto.  The waiver by either party of the other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the delay in exercising or failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

(f)       Taxes.  Executive acknowledges and agrees that Executive shall be responsible for payment to the proper authorities of any and all applicable taxes, employment insurance premiums, Canada Pension Plan contributions and Workers’ Compensation insurance premiums in respect of the remuneration paid hereunder.  The Company shall not be liable to the Executive for any damages, liabilities, penalties, interest or costs caused to Executive for failure to make any required source deductions or payments that the Company would make in respect of payment or remuneration to employees.  Executive agrees to indemnify and save harmless the Company from any and all damages, penalties, interest, costs and liabilities of any nature arising as a result of the Company not making any required source deductions pursuant to the Income Tax Act, the Employment Insurance Act, the Canada Pension Plan or any other applicable federal, provincial, state or local laws and regulations on payments to Executive.

(g)        Choice of Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed and interpreted in accordance with, the laws of the State of Idaho without giving effect to principles of conflicts of law of such state.

(h)        Survivorship.  The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement, including, without limitation, the provisions of Sections 4, 5 and 8 hereof.

(i)         Captions.  The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

(j)        Construction.  The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel.  Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(k)        Arbitration.  Except as otherwise set forth in Section 4 of this Agreement, the Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (i) any dispute, controversy or claim related in any way to Executive’s provision of the Services to the Company or any Subsidiary or affiliate or any termination thereof, (ii) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (iii) any claim arising out of or relating to this Agreement or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement; provided, further, that notwithstanding anything to the contrary herein, Executive may, but is not required to, arbitrate claims for sexual harassment or assault to the extent applicable law renders a pre-dispute arbitration agreement covering such claims invalid or unenforceable.  All Disputes shall be resolved exclusively by arbitration administered by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules then in effect (the “AAA Rules”).

(i)         Any arbitration proceeding brought under this Agreement shall be conducted in Boise, Idaho before one arbitrator selected in accordance with the AAA Rules.  The Company will pay for any administrative, hearing fees and/or filing fees charged by the arbitrator or AAA.  Each party to any Dispute shall pay its own expenses, including attorneys’ fees; provided that, the arbitrator shall award the prevailing party reasonable costs and attorneys’ fees incurred but shall not be able to award any special or punitive damages.  The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law.

(ii)       Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed from in any court of competent jurisdiction.  Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.

(iii)      It is part of the essence of this Agreement that any Disputes hereunder shall be resolved expeditiously and as confidentially as possible.  Accordingly, the Company and Executive agree that all proceedings in any arbitration shall be conducted under seal and kept strictly confidential.  In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by any legal process, as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award or as may be permitted by the arbitrator for the preparation and conduct of the arbitration proceedings.  Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests.

(l)      Clawback.  Notwithstanding anything herein to the contrary, any performance-based incentive compensation amounts paid or payable to Executive (or the Consultant) shall be subject to forfeiture, reduction, and/or recoupment (i) to the extent provided in the Company’s Clawback and Forfeiture Policy, as it may be amended from time to time; (ii) to the extent that Executive becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act; or (iii) to the extent provided under applicable legal requirements which impose recoupment, under circumstances set forth in such applicable legal requirements, including the Sarbanes-Oxley Act of 2002.

9.        EXECUTIVE REPRESENTATION AND ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing the Services.

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IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement effective as of the year and date first above written.

SUNSHINE SILVER MINING & REFINING COMPANY

By:	/s/ André van Niekerk
Name: André van Niekerk
Title: Chief Financial Officer

EXECUTIVE

/s/ Heather White
Heather White

EXHIBIT A

PRIOR INVENTIONS

Please INITIAL ONE of the following:

___ I represent and agree that I have no Prior Inventions.

___ I have Prior Inventions (as defined in Section 5(e)(v) of the Agreement) to report, described in full below under “List of Prior Inventions”.  If my list and description of Prior Inventions requires additional space than provided below, I agree to send any such additional information via email to the Company as set forth in Section 8(a) of the Agreement within five (5) business days of executing this Agreement.

If you do not initial one of the blanks above, you represent and the Company will assume you do not have any Prior Inventions that may relate to the Company’s business or actual or demonstrably anticipated research or development.

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

Signature of Executive:
Print Name of Executive:
Date: